EXHIBIT 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated February 16, 2005 relating to the financial statements of Juno Lighting Inc., which appears in Juno Lighting Inc.'s Annual Report on Form 10-K for the year ended November 30, 2004.

PricewaterhouseCoopers LLP

Chicago, Illinois

July 7, 2005